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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            TECUMSEH PRODUCTS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (04-05)

                                                                 (TECUMSEH LOGO)

                                                                  April 13, 2007

Dear Shareholder:

     We cordially invite you to attend our 2007 annual meeting of shareholders next month in Tecumseh, Michigan.

     Only Class B shareholders will vote at the meeting. However, all shareholders are most welcome to attend. Starting today, we are sending the enclosed proxy statement to all our shareholders and a form of proxy to Class B shareholders only.

     If you are a Class B shareholder, your vote is very important. Even if you plan to attend in person, please complete and mail the enclosed proxy card, or vote by telephone or on the Internet, at your earliest convenience.

     Thank you.

                                        Sincerely,


                                        /s/ David M. Risley
                                        ----------------------------------------
                                        Chairman of the Board of Directors


                                        /s/ James J. Bonsall
                                        ----------------------------------------
                                        President

                                                             100 E Patterson St,
                                                             Tecumseh, MI 49286
                                                              www.tecumseh.com

                                                                 (TECUMSEH LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Date:       Wednesday, May 2, 2007

     Time:       9:00 a.m.

     Location:   Tecumseh Country Club
                 Tecumseh, Michigan

                 From the center of Tecumseh, go north on the Tecumseh-Clinton Road about one mile to Burt Street. Turn right. Tecumseh Country Club is on the south side of Burt Street about one mile east of the Tecumseh-Clinton Road.

     The purposes of this year's annual meeting are:

     -    To elect directors for the following year.

     -    To consider any other matters properly presented at the meeting.

     All shareholders are most welcome to attend the meeting, but only those who held Class B shares at the close of business on March 9, 2007 will be entitled to vote.

     If you are a Class B shareholder, you will find enclosed a form of proxy solicited by our Board of Directors. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy or by voting by telephone or on the Internet. Even if you sign a proxy or vote by telephone or on the Internet, you may still attend the meeting and vote in person. You may revoke your proxy any time before the voting begins.

     YOUR VOTE IS VERY IMPORTANT.

     Thank you.

                                        TECUMSEH PRODUCTS COMPANY


                                        ----------------------------------------
                                        Daryl P. McDonald
                                        General Counsel and Secretary

                                        April 13, 2007

                                                             100 E Patterson St,
                                                             Tecumseh, MI 49286
                                                              www.tecumseh.com

                                 PROXY STATEMENT

     The Board of Directors of Tecumseh Products Company is soliciting proxies to vote Class B shares at our 2007 annual meeting of shareholders. This proxy statement contains information that may help you decide whether and how to vote.

     Please read this proxy statement carefully. Appendices A, B, and C contain important information about share ownership, executive compensation, and audit fees. Appendix D is a copy of our corporate governance guidelines. You can obtain more information about Tecumseh Products Company from our 2006 annual report to shareholders on Form 10-K and from the other public documents that we file with the SEC.

VOTING

     We have two classes of common stock: Class B, which has full voting rights, and Class A, which generally has no voting rights. Nothing on the agenda for this year's annual meeting will require a vote by Class A shareholders so we are only soliciting proxies from Class B shareholders.

     At the close of business on March 9, 2007 (the record date for the meeting), 5,077,746 Class B shares were outstanding and entitled to vote, and 13,401,938 Class A shares were outstanding.

     To have a quorum, a majority of the outstanding Class B shares entitled to vote must be present at the meeting--either in person or by proxy.

     Instead of signing and returning a proxy, if you hold your shares in your own name, you may vote by telephone or on the Internet by following the instructions attached to your proxy. If your shares are held through a broker, bank, or other nominee, you must contact the broker, bank, or other nominee to find out whether you will be able to vote by telephone or on the Internet.

     If you complete the enclosed proxy and return it before the meeting, or if you vote by telephone or on the Internet, the persons named will vote your shares as you specify.

     You may revoke a proxy any time before voting begins at the meeting. A later proxy by any means will cancel any earlier proxy. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should write our Secretary to request a new proxy. The last proxy we receive before the meeting will be the one we use. You also may change your vote by voting in person at the meeting.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

     Our board of directors has adopted corporate governance guidelines. A copy is available at the Investor Relations section of our website at www.tecumseh.com.

DIRECTOR INDEPENDENCE

     We determine director independence by applying the definition of independence contained in the applicable rules of The Nasdaq Stock Market, both for purposes of Nasdaq's rule requiring that a majority of our board consist of independent directors and its rules requiring our Audit Committee and our Governance, Compensation, and Nominating Committee to be made up entirely of independent directors. Applying that definition, our board determined as follows:

     - Peter M. Banks and David M. Risley are independent directors and were independent directors throughout 2006. Kevin E. Sheehan, who joined our board earlier this year, is an independent director.

     - J. Russell Fowler, Jon E. Barfield, and Virginia A. Kamsky, each of whom served on the board during a portion of 2006, were independent directors throughout their respective periods of service.

     - Todd W. Herrick, who served on the board during 2006 and a portion of 2007, was not an independent director.

     - Albert A. Koch was an independent director throughout 2006 but ceased being independent on January 1, 2007.

     - Kent B. Herrick, who joined the board in 2007, is not an independent director.

     In determining that Mr. Koch was independent during 2006, our board considered his relationship with his employer, AlixPartners, LLC (now AlixPartners, LLP), and the service contracts we had with it and its affiliate. Because Mr. Koch was not during 2006 a director, executive officer, or equity owner of AlixPartners, LLC, and because he did not personally take part in performing services for us under the contracts, our board did not believe that his relationship with AlixPartners, LLC interfered with his exercise of independent judgment. Mr. Koch became a partner in AlixPartners, LLP effective January 1, 2007, and our board determined that he ceased being independent at that time.

     There were no transactions, relationships, or arrangements that were considered by the board under the Nasdaq independence definition in determining the independence of the directors identified above as independent other than Mr. Koch.

     All directors who are or at any time during 2006 were members of our Audit Committee or our Governance, Compensation, and Nominating Committee were independent throughout their respective periods of service on those committees.

DIRECTOR SHARE OWNERSHIP POLICIES

     We have adopted share ownership policies that require each non-employee director to achieve ownership of at least $50,000 worth of Tecumseh shares. Dr. Banks, Mr. Risley, and Mr. Koch must attain this ownership level by 2010, Mr. Sheehan and Mr. Herrick by 2012, and future directors within five years after they join our board.

DIRECTORS' AND COMMITTEE MEETINGS; ANNUAL MEETING ATTENDANCE

     We held 21 board meetings during 2006. The Audit Committee met 15 times, and the Governance, Compensation, and Nominating Committee met 5 times.

     Each incumbent director attended at least 75% of the total of all board meetings and all meetings of board committees on which he served that were held during his period of service.

     We encourage our directors to attend our annual meetings of shareholders. All of the directors who held office at that time attended last year's meeting other than Virginia A. Kamsky.

COMMUNICATIONS WITH BOARD OF DIRECTORS

     You can find information about sending communications to our Board of Directors at the Investor Relations section of our website at www.tecumseh.com.

RELATED PARTY TRANSACTIONS

     During 2007, we expect to make substantial payments to AP Services, LLC, an affiliate of AlixPartners, LLP, for interim management services provided by AP Services' personnel. The total amount we pay will depend on how quickly we are able to replace the interim personnel provided by AP Services with new permanent employees. Albert A. Koch, a director, is a Managing Director of and partner in AlixPartners, LLP.

     We do not have any specific written policy for reviewing and approving of transactions with directors or other related parties. The only such transactions proposed in recent years were our contracts with AlixPartners and AP Services, all of which were approved by majority vote of our board and by unanimous vote of the disinterested directors.

GOVERNANCE, COMPENSATION, AND NOMINATING COMMITTEE

COMMITTEE FUNCTIONS; CHARTER

     The overall mission of the Governance, Compensation, and Nominating Committee is to assist the board in conducting our business successfully so as to maximize long-term benefits to shareholders, including optimizing long-term financial success. Its functions include:

     - Actively developing and recommending to the board strategies for achieving those goals.

     - Monitoring and reporting to the board on the effectiveness of management policies and decisions.

     - Annually reporting to the board the committee's assessment of the board's performance in light of the objectives described above.

     - Annually reviewing with the board the appropriate skills and characteristics required of board members in the context of the then current composition and needs of the board, including issues of diversity, age, and skills.

     - Making recommendations to the board concerning candidates for nomination to the board.

     - Reviewing our policies for compensating outside directors and, if appropriate, making recommendations for changes.

     - Annually fixing the salaries of our principal executive officer and other executive officers, considering, developing, reviewing, and making recommendations about programs for annual and long-term incentive compensation for those executives and for other key employees, and administering those programs, including our Management Incentive Plan and our Director Retention Phantom Stock Plan.

     The board has adopted a written charter for the committee, a current copy of which is available to security holders at the Investor Relations section of our website at www.tecumseh.com.

DIRECTOR NOMINATIONS

     One function of the Governance, Compensation, and Nominating Committee is to make recommendations on nominations for the Board of Directors.

     The committee will consider shareholder suggestions for nominees for director (other than self-nominations). If you wish to make a suggestion, you should submit it in writing to Daryl P. McDonald, General Counsel & Secretary, Tecumseh Products Company, 100 E. Patterson Street, Tecumseh, Michigan 49286. The committee will consider suggestions received before December 31, 2007 before we mail the proxy materials for next year's annual meeting.

     During 2006, we engaged Boardroom Consultants, Inc. to assist the committee in identifying and evaluating potential director candidates.

     In the past, the committee has identified potential nominees through recommendations made by executive officers, non-management directors, and Boardroom Consultants, Inc. and has evaluated candidates based on their resumes and through references and personal interviews. No shareholder other than an officer or director has ever submitted a suggested nominee to the committee, but if the committee were to receive such a suggestion, it expects it would evaluate that potential nominee in substantially the same manner.

     For additional information about the circumstances surrounding our nomination of Kent B. Herrick and our possible future nomination of Steven J. Lebowski, see "Proposal 1: Election of Directors--Settlement and Release Agreement with Todd W. Herrick and Related Entities."

PROCEDURES FOR DETERMINING EXECUTIVE AND DIRECTOR COMPENSATION

     The committee has authority to fix the salaries of our principal executive officer and other executive officers and to administer our Management Incentive Plan and our Director Retention Phantom Stock Plan. It also has authority to make recommendations to the full board about programs for compensating executives directors. There is no express authorization for it to delegate any of its authority to others.

     In determining the compensation of our executives other than the principal executive officer, the committee considers recommendations made by the principal executive officer.

     The principal executive officer engaged Watson Wyatt Worldwide to provide advice regarding 2007 executive compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The directors who served on our Governance, Compensation, and Nominating Committee during all or a portion of 2006 were: Jon E. Barfield, Peter Banks, J. Russell Fowler, Virginia A. Kamsky, Albert A. Koch, and David Risley. No one who served on the committee is or ever has been an officer or employee of Tecumseh Products Company or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT

     This report is presented by the current members of the Governance, Nominating and Compensation Committee. Our names appear at the end of our report.

     Our committee has reviewed and discussed the Compensation Discussion and Analysis contained in Appendix B with management. Based on that review and those discussions, our committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

     Presented by the members of the Governance, Compensation, and Nominating Committee of the Board of Directors

          Peter M. Banks, Chairman
          David M. Risley
          Kevin E. Sheehan

AUDIT COMMITTEE

CHARTER; MEMBERS' QUALIFICATIONS

     The board has adopted a written charter specifying the powers and duties of the Audit Committee. A copy is available to security holders at the Investor Relations section of our website at www.tecumseh.com.

     The Board of Directors has determined that the chairman of the committee, David M. Risley, is an audit committee financial expert, as defined in the SEC's rules. Mr. Risley and all of the other committee members are independent, as independence is defined in the applicable SEC rules and Nasdaq listing standards.

AUDIT COMMITTEE REPORT

     Our committee oversees Tecumseh Products Company's financial reporting process on behalf of the Board of Directors and is comprised of outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable Nasdaq rules. Management has primary responsibility for the financial statements, reporting processes, and system of internal controls. In fulfilling our oversight responsibilities, we reviewed the audited financial statements for the fiscal year ended December 31, 2006 and discussed them with management, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements.

     In performing our oversight function, we also discussed with the independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, we received from the independent accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and we discussed their independence with them.

     Based on the reviews and discussions referred to above and such other considerations as we determined to be appropriate, we recommended to the Board of Directors (and the board approved) that the audited financial statements for the fiscal year ended December 31, 2006 be included in the annual report to shareholders and Form 10-K for that year.

     Mr. Risley and Dr. Banks served on our committee throughout 2006. J. Russell Fowler was a member until his resignation from the board in February 2006, and Jon E. Barfield was a member until his resignation from the board in December 2006. Mr. Sheehan joined our committee in February 2007.

     Presented by the members of the Audit Committee of the Board of Directors

          David M. Risley, Chairman
          Peter M. Banks
          Kevin E. Sheehan

PROPOSAL 1: ELECTION OF DIRECTORS

BACKGROUND

     Our bylaws authorize the Board of Directors to determine the number of directors that will make up the full board. Shareholders elected five directors at last year's annual meeting.

     In December 2006, Jon E. Barfield resigned, and in January, the board appointed Kevin E. Sheehan to fill the vacancy. In April 2007, in accordance with the settlement agreement described below, Todd W. Herrick resigned, and the board appointed Kent E. Herrick to fill the vacancy.

SETTLEMENT AND RELEASE AGREEMENT WITH TODD W. HERRICK AND RELATED ENTITIES

     On April 2, 2007, we signed a settlement and release agreement with Todd W. Herrick, Kent B. Herrick, Toni L. Herrick, Herrick Foundation, Michael A. Indenbaum, Peter M. Banks, Albert A. Koch, and David M. Risley settling corporate governance disputes that had been the subject of two lawsuits. Under the agreement, among other things:

-    Board of directors

     -    There will continue to be five directors until we name a new permanent
          CEO.

     - Todd W. Herrick resigned from the board and became "Chairman Emeritus," with the right to attend board meetings and to receive materials distributed to the board, but with no vote. Todd W. Herrick will continue as "Chairman Emeritus" during the term of the settlement agreement, which continues until the earlier of the conclusion of our 2008 annual meeting of shareholders or April 30, 2008.

     - The board appointed Kent B. Herrick to fill the vacancy created by Todd Herrick's resignation. The board will continue to nominate Kent
          B. Herrick for re-election to the board during the term of the settlement agreement.

     - A search committee is to be charged with immediately locating a new director with restructuring experience reasonably acceptable to the independent members of the board. Mr. Koch will resign from the board by the earliest of: (1) the date this new director is appointed; (2) 60 days after we appoint our new CEO; or (3) July 31, 2007.

     - When we name a new permanent CEO, the board will be expanded to seven members. The new CEO will become a director and Chairman of the Board. At that time, we also will appoint Steven Lebowski to the board if he qualifies as an "independent director" under Nasdaq rules, and we will continue to nominate Mr. Lebowski for re-election to the board during the term of the settlement agreement. (If Mr. Lebowski does not qualify as an independent director, we will follow a process set forth in the settlement agreement to select and appoint another person selected by Kent B. Herrick who does qualify.)

-    Management

     - The search for a new permanent CEO will continue. Appointment of a new CEO must be approved by majority vote of the full five-member board.

     - Mr. Bonsall will continue as President and COO under our existing contract with his employer, AP Services, LLC, while the CEO search is in progress.

     - Todd W. Herrick will serve as a consultant to the company in a capacity to be determined by our new CEO. He will not receive any compensation but will be entitled to reimbursement for reasonable and documented expenses.

     - When our new CEO is appointed, he will decide whether or not to rehire Kent B. Herrick and, if so, in what capacity. If Mr. Herrick is rehired, he will receive an agreement to provide him with a lump sum severance payment on termination equal to one year's salary less any salary paid to him from the date he is rehired through the date of his termination. If the new CEO has not rehired Mr. Herrick within three months after his appointment, Mr Herrick will be entitled to a lump sum severance payment equal to one year's salary at the rate in effect when he was terminated from his position with the company on January 19, 2007.

-    Other matters

     - The parties dismissed their lawsuits with prejudice. We and our directors who were sued by Todd W. Herrick and related entities (Messrs. Banks, Koch, and Risley) agreed not to challenge the right of Mr. Herrick and those related entities to vote their shares and agreed that they have the right to vote all of their shares.

     - We agreed to reimburse Todd W. Herrick and related entities for their reasonable and documented expenses in connection with the lawsuits, the settlement agreement, and other specified matters, up to a maximum of $300,000.

     - Todd W. Herrick and related entities agreed to exercise their voting rights in a manner consistent with the terms of the agreement.

     - The various parties released each other and specified related persons from claims in connection with the matters referenced in the agreement.

     Execution of the settlement agreement was a condition precedent to the effectiveness of the amendments to our First and Second Lien Credit Agreements we recently signed.

PROXIES

     If you return the enclosed proxy card or vote by telephone or on the Internet, your shares will be voted for all five of the board's nominees unless you withhold authority to vote for one or more of them. If a nominee becomes unable to serve, which we do not expect to happen, your proxy will be voted for a substitute determined in the best judgment of the proxy holders.

VOTING AND ELECTION PROCEDURES AT ANNUAL MEETING

     From the persons duly nominated, directors will be elected by plurality vote of the Class B shareholders present or represented at the meeting. This means that, regardless of the number of Class B shares not voted for a nominee, the nominees who receive the highest through fifth highest numbers of votes will be elected.

THE BOARD'S NOMINEES FOR DIRECTOR

     Peter M. Banks (director since 1991, age 69). General Partner (since 2006) of Red Planet Capital Partners (private investment firm). Independent business consultant (2005). President (2004 to 2005), Institute for the Future (non-profit technology forecasting and research organization); Partner (2000 to 2004), XR Ventures, L.L.C. (investments); Senior Executive (January 2000 to April 2000), Veridian Corporation (research and development); President and Chief Executive Officer (1997 to 2000), ERIM International, Inc. (research and development); President and Chief Executive Officer (1995 to 1997), Environmental Research Institute of Michigan (government research and development services); Professor and Dean of the College of Engineering (1990 to
1994), University of Michigan. Dr. Banks is a member of the Board of Directors of X-Rite Corp. He is Chairman of our Governance, Compensation, and Nominating Committee and of our Pension and Investment Committee and also serves on our Audit Committee.

     David M. Risley (director since 2003, age 62). Retired. Senior Vice President and Chief Financial Officer (2001 to 2006), La-Z-Boy Incorporated (residential furniture); self-employed consultant (2000 to 2001); Vice President Finance and Chief Financial Officer (1991 through 1999), Aeroquip-Vickers, Inc. (hydraulic pumps, motors, valves, hoses, and fittings for industrial, automotive, and aerospace markets and plastic components for automotive). Mr. Risley is Chairman of our Audit Committee. He also serves on our Governance, Compensation, and Nominating Committee and our Pension and Investment and Finance Committees.

     Albert A. Koch (director since 2004, age 64). Managing Director (since
1995) of and partner (since January 2007) in AlixPartners, LLP (corporate turnaround, performance improvement and financial advisory services); Managing Director (since 2002) of Questor Management Co. (private-equity firm); Chairman, President, and Chief Executive Officer (since 2004) of Polar Corporation (provider of tank trailers, light-duty trailer parts, and tank trailer repair and maintenance services); President and Chief Executive Officer (2003 to 2004) of Champion Enterprises Inc. (manufactured homes); interim Chief Financial Officer (2002 to 2004) of Kmart Corporation (retailing). Mr. Koch serves on our Pension and Investment Committee and is Chairman of our Finance Committee.

     Kevin E. Sheehan (director since 2007, age 61). Partner (since 2007) in Cambridge Ventures, L.P. (small business investment company); President (since
2006) of Glenbeigh Advisors (board and consulting services); Managing Director (1994 to 2006) of CID Capital (investments). Mr. Sheehan is a member of the Board of Directors of Flowserve Corporation, where he serves as non-executive chairman. He is a member of the Board of Trustees of Canterbury School in New Milford, Connecticut. Mr. Sheehan serves on our Governance, Compensation, and Nominating Committee and our Audit Committee.

     Kent B. Herrick (director since 2007, age 38). Vice President of Global Business Development (2005 to 2007), Executive Vice President in the Office of the Chairman (2005), Corporate Vice President (2002 to 2004), and General Manager Applied Electronics (2001), Tecumseh Products Company.

RECOMMENDATION OF THE BOARD

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP was our Independent Registered Public
Accounting Firm for the fiscal year ended December 31, 2006. The Audit Committee has not yet selected an Independent Registered Public Accounting Firm for the current fiscal year because it believes a different firm may be able to provide the services we need at lower cost. It is in the process of interviewing and obtaining bids from several firms.

ATTENDANCE AT ANNUAL MEETING

     A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and available to respond to appropriate questions from shareholders. The representative will have an opportunity to make a statement if he or she so desires.

AUDIT AND NON-AUDIT FEES

     Please see Appendix C for information about the fees billed by our Independent Registered Public Accounting Firm for each of the last two fiscal years.

OTHER MATTERS

     We know of no business to be acted on at the annual meeting other than the matters listed in the accompanying notice. If any other matter does properly come before the meeting, the proxy holders will vote on it in accordance with their judgment.

SHAREHOLDER PROPOSALS IN OUR 2008 PROXY STATEMENT

     In order for shareholder proposals for the 2008 annual meeting of shareholders to be eligible to be included in our proxy statement, they must be received at our principal office no later than December 15, 2007. We retain the right to omit any proposal if it does not satisfy the requirements of SEC Rule 14a-8.

ADVANCE NOTICE REQUIREMENTS

     Our bylaws contain advance notice procedures which a shareholder must follow to nominate a person for election to our board or to present any other proposal at an annual meeting of shareholders. In general, these provisions require notice of a nomination or other proposal expected to be made at an annual meeting to be in writing, to contain specified information about the nominee or other proposal and the shareholder proponent, and to be delivered or sent by first class U.S. mail to our Secretary and received at our principal office.

     Except when an annual meeting is called for a date that is not within 20 days before or after the first anniversary of the prior year's annual meeting (in which case other time limits apply), we must receive the nomination or proposal no later than 60 days nor earlier than 90 days before the first anniversary of the prior year's annual meeting. This means that any nomination or proposal for next year's annual meeting must be received no later than March 3, 2008 and no earlier than February 2, 2008.

     Management proxies for the 2008 annual meeting may confer discretionary authority to vote on an untimely proposal without express direction from shareholders giving the proxies.

PROXY SOLICITATION EXPENSES

     We will pay the expenses of this solicitation. We have engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies--including providing consulting and advisory services, review and assistance with shareholder communications, vote projections, institutional investor lists, and contacts, and call center hiring, training, and supervision--for which we will pay approximately $11,500 plus out-of-pocket expenses. We also may pay brokers, nominees, fiduciaries, custodians, and other organizations performing similar functions their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies in person or by telephone, fax, email, or similar means.

     YOUR VOTE IS VERY IMPORTANT.

     If you are a Class B shareholder, please complete and return the enclosed proxy card, or vote by telephone or on the Internet, as soon as possible, even if you currently plan to attend the annual meeting in person.

By Order of the Board of Directors,

Daryl P. McDonald
General Counsel and Secretary

Tecumseh, Michigan
April 13, 2007

                                   APPENDIX A

                                 SHARE OWNERSHIP

5% CLASS B SHAREHOLDERS

     This table shows the Class B shares held by persons or groups we know to be beneficial owners of more than 5% of the class. We obtained all of the information in the table from Schedules 13D and 13G filed with the SEC, except that no Schedule 13D or 13G acknowledges the existence of the group listed in the last row of the table. Unless otherwise indicated, the other information is as of December 31, 2006.

                                 Amount and Nature of Beneficial Ownership
                              -----------------------------------------------
                                Sole         Sole       Shared       Shared                 Percent
                                Voting    Investment    Voting     Investment                  of
                                Power        Power       Power        Power       Total      Class
                              ---------   ----------   ---------   ----------   ---------   -------
Todd W. Herrick (1)
100 E. Patterson St.
Tecumseh, MI 49286               21,906       21,906   2,193,538    2,193,538   2,215,444    43.6%

Herrick Foundation
c/o Michael Indenbaum
2290 First National Bldg.
660 Woodward Ave.
Detroit, MI 48226             1,305,425    1,305,425                            1,305,425    25.7%

Toni L. Herrick (2)
7028 Foxmoor Court E
P.O. Box 19555
Kalamazoo, MI 49009                                      888,113      888,113     888,113    17.5%

Tricap Partners II L.P. (3)
BCE Place, Suite 300, 181
Bay Street
P.O. Box 762
Toronto, Ont. M5J 2T3           500,000      500,000                              500,000     9.8%

Donald Smith & Co., Inc.
152 W. 57th St.
New York, NY 10019              430,139      430,139                              430,139     9.5%

Brandes Investment
Partners, L.P. (4)
11988 El Camino Real
Suite 500
San Diego, CA 92130                                      212,002      406,202     406,202     8.0%

Franklin Resources, Inc.
(5)
One Franklin Parkway
San Mateo, CA 94403             322,799      322,799                              322,799     6.4%

Aegis Financial
Corporation (6)
1100 North Glebe Road
Suite 1040
Arlington, VA 22201             319,019      319,019                              319,019     6.3%

(1) Todd W. Herrick is one three members of the Board of Trustees of Herrick Foundation. The other two are Kent B. Herrick and Michael A. Indenbaum. Mr. Herrick is one of three trustees of family trusts for the benefit of himself, his sister, Toni L. Herrick, and their descendants. The other two trustees are Toni M. Herrick and Michael A. Indenbaum. Under the terms of the trust documents, as amended, Mr. Indenbaum possesses no voting or investment power over the trusts' shares. The shares for which Mr. Herrick is shown as having shared voting and investment power consist of 1,305,425 shares owned by Herrick Foundation and 888,113 shares owned by the Herrick family trusts. The information about Mr. Herrick's beneficial ownership is based on a Schedule 13D amendment he and Toni M. Herrick filed jointly on February 23, 2007.

(2) The shares for which Toni L. Herrick is shown as having shared voting and investment power consist of the 888,113 shares owned by the Herrick family trusts described in note (1). The information about Ms. Herrick's beneficial ownership is based on a Schedule 13D amendment she and Todd W. Herrick filed jointly on February 23, 2007.

(3) The shares for which Tricap Partners II L.P. is shown as beneficial owner are owned by Herrick Foundation. Tricap Partners II L.P. has a currently exercisable option to purchase them.

(4) The Schedule 13G filed by Brandes Investment Partners, L.P. was a joint filing with its affiliates, Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson, and Jeffrey
     A. Busby.

(5) The Schedule 13G filed by Franklin Resources, Inc. was a joint filing with its affiliates, Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC.

(6) The Schedule 13G filed by Aegis Financial Corporation was a joint filing with William S. Berno, Paul Gambal, and Scott L. Barbee, each of whom reported having shared voting and investment power over the shares shown in the table. Mr. Barbee also reported having sole voting and investment power over an additional 600 shares.

MANAGEMENT'S BENEFICIAL OWNERSHIP

     The table below shows the Class A and Class B shares beneficially owned by each of our current directors and director nominees, each executive officer named in the Summary Compensation Table, and all current directors and executive officers as a group.

                                            Shares Beneficially Owned as of March 9, 2007
                                           -----------------------------------------------
                                Class of   Sole Voting and   Shared Voting and
                                 Common       Investment        Investment
                                  Stock          Power             Power           Total     Percentage
                                --------   ---------------   -----------------   ---------   ----------
                                Class B            600                 -0-             600      *
Peter M. Banks                  Class A            -0-                 -0-             -0-     -0-

                                Class B            -0-                 -0-             -0-     -0-
Kent B. Herrick                 Class A          2,000                 -0-           2,000      *

                                Class B            -0-                 -0-             -0-     -0-
Albert A. Koch                  Class A          1,100                 -0-           1,100      *

                                Class B            -0-                 -0-             -0-     -0-
David M. Risley                 Class A          1,200                 -0-           1,200      *

                                Class B            -0-                 -0-             -0-     -0-
Kevin E. Sheehan                Class A            -0-                 -0-             -0-     -0-

                                Class B         21,906           2,193,538       2,215,444    43.6%
Todd W. Herrick (1)             Class A            -0-             785,788         785,788     5.9%

                                Class B            -0-                 -0-             -0-     -0-
James J. Bonsall                Class A            -0-                 -0-             -0-     -0-

                                Class B            200                 -0-             200      *
James S. Nicholson              Class A            -0-                 -0-             -0-     -0-

                                Class B            -0-                 -0-             -0-     -0-
Eric L. Stolzenberg             Class A            -0-                 -0-             -0-     -0-

                                Class B            -0-                 -0-             -0-     -0-
Ronald Pratt                    Class A            -0-                 -0-             -0-     -0-

All current directors and
current executive officers as   Class B            800                 -0-             800      *
a group (9 persons)             Class A          4,300                 -0-           4,300      *

*    less than 1%

(1) The shares for which Todd W. Herrick is shown as having shared voting and investment power consist of 1,305,425 Class B shares and 331,347 Class A shares owned by Herrick Foundation and 888,113 Class B shares and 454,441 Class A shares owned by the Herrick family trusts.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Directors, certain officers, and beneficial owners of more than 10% of the Class B shares are required to file reports about their ownership of our equity securities under Section 16(a) of the Securities Exchange Act of 1934 and to provide copies of the reports to us. Based on the copies we received and on written representations from the persons we know are subject to these requirements, we believe all 2006 filing requirements were met, except that:

     - Todd W. Herrick, a 10% beneficial owner and at that time director and executive officer, filed one late Form 4 reporting one transaction.

     - Toni L. Herrick, a 10% beneficial owner, filed a late Form 3 and one late Form 4 reporting one transaction.

     - Herrick Foundation, a 10% beneficial owner, filed one late Form 4 reporting two transactions.

                                   APPENDIX B

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

     General Principles and Objectives.

     We follow a "pay for performance" philosophy designed to accomplish three primary objectives:

     - Encouraging teamwork among members of management and excellence in the performance of individual responsibilities.

     - Aligning the interests of key managers with the interests of shareholders by offering an incentive compensation vehicle that is based on growth in return on equity and shareholder value.

     -    Attracting, rewarding, and retaining strong management.

     Our compensation philosophy is intended to enhance shareholder value:

     - In the short term, by focusing management's attention on return on equity, cash return on assets, and other measures of current financial performance so as to challenge each business group to achieve and maintain positions of market leadership, to reduce costs where appropriate, and to continually seek to maintain and enhance Tecumseh Products Company's reputation for excellence in product quality and customer service.

     - In the longer term, by causing a substantial portion of each executive's potential compensation to be directly tied to market performance of the Class A shares.

     We do not employ outside consultants to advise us about compensation matters.

     The principal tool for implementing our pay for performance philosophy has been the Management Incentive Plan. Other elements of compensation are: salary, benefits under our pension plan, and matching contributions under our 401(k) plan.

     Management Incentive Plan.

     We structured the Management Incentive Plan and our awards under it to provide both a short-term incentive tied to achievement of company-wide, business unit, and personal annual performance goals and a long-term incentive tied to the market performance of the Class A shares.

     Under the Management Incentive Plan, we have provided executives with the opportunity to earn both awards payable immediately in cash and awards denominated in phantom stock units economically equivalent to Class A shares. The Management Incentive Plan authorizes us to determine the amounts of awards granted, subject to a limitation setting the maximum number of phantom stock units awardable during a given year at 2% of the number of Class A shares outstanding at the end of the year, and to establish criteria under which otherwise eligible employees may receive awards. We have based awards under the plan on the achievement of objective, verifiable performance goals. Accordingly, before or early in each year, we have established objective company-wide, business group, and individual performance criteria, and after year-end we have used actual performance, measured against these criteria, as the basis for granting awards for that year.

     The criteria we established for 2006 are described in the discussion of the Management Incentive Plan that follows the Summary Compensation Table below. Evaluating actual 2006 performance against those criteria resulted in the plan awards shown in the table.

     Key Employee Bonus Plan.

     We have adopted a new Key Employee Bonus Plan to replace the Management Incentive Plan for 2007 and future years. Participation will be discretionary and determined or approved by the Board of Directors. We structured this plan to provide monetary incentives for key management employees to increase their performance levels and improve our financial results. The Key Employee Bonus Plan sets forth goals for its participants (at the employer level and at the individual level in some cases) and, typically, specific weights and measurements related to the goals. Although a potential bonus can be forfeited under certain circumstances, the participants in the plan will be rewarded with a monetary bonus if the goals (or portions of goals, in some cases) are achieved.

     Salary.

     We believe executive officers should receive salaries that are reasonable, but modest, in light of their experience, skills, and responsibilities, and that the opportunity to achieve significantly greater total compensation should be tied to short- and long-term performance through the potential for awards under the Management Incentive Plan. When we considered 2006 executive salaries, it was our shared perception, based on our general business knowledge and without review of any data specifically collected by us for that purpose, that existing salary levels for executive officers other than Mr. Herrick were too low given their responsibilities. We gave considerable weight to Mr. Herrick's recommendations for increases for other executive officers and also considered his recommendation that his own salary not be increased in light of 2005 performance. Based on these considerations, we decided to establish the 2006 salary for each executive officer named in the Summary Compensation Table at the level reported in the table.

     Pension Benefits.

     We have not changed executives' pension benefits for many years. Recently, however, we concluded that the rate at which those benefits accrue is more generous than is appropriate given recent trends in employer-funded retirement arrangements and in light of our disappointing financial performance in recent years. Accordingly, we announced a restructuring of our salaried employees' pension plan that we will begin implementing on May 1, 2007. The existing plan is substantially over-funded, and we expect that this restructuring will make approximately $55 million in cash available to us, while still fully securing the benefits under the old plan and funding the new plan for several future years.

     401(k) Plan Matching Contributions.

     We make matching contributions under the 401(k) plan to executive officers under the same plan-established formula that applies to all plan participants.

SUMMARY COMPENSATION TABLE

     This table provides compensation information for our principal executive officer during 2006, our principal financial officer, and the three other executive officers who served during 2006 who had the highest total compensation.

                         2006 SUMMARY COMPENSATION TABLE

                                                                               CHANGE IN
                                                                             PENSION VALUE
                                                               NON-EQUITY         AND
                                                                INCENTIVE     NONQUALIFIED
                                                                  PLAN          DEFERRED
                                                              COMPENSATION   COMPENSATION      ALL OTHER
NAME AND PRINCIPAL                   SALARY (5)    BONUS           (6)          EARNINGS     COMPENSATION      TOTAL
POSITION                      YEAR       ($)        ($)            ($)            ($)             ($)           ($)
------------------           -----   ----------   -------     ------------   -------------   ------------   ----------
Todd W. Herrick               2006     $475,000        --               --           --      $    6,622(8)  $  481,622
   President and Chief
   Executive Officer
   (principal executive
   officer) (1)

James S. Nicholson            2006     $280,000   $20,000(7)       $36,400      $15,583      $    7,500(8)  $  359,483
   Vice-President,
   Treasurer and Chief
   Financial Officer
   (principal financial
   officer)

James J. Bonsall             2006            --        --               --           --      $1,760,540(9)  $1,760,540
   President of Engine
   and Power Train
   Business Unit (2)

Eric L. Stolzenberg         2006       $280,000        --               --      $16,969      $  56,422(10)  $  353,391
   President of Compressor
   Business Unit (3)

Ronald E. Pratt              2006      $210,000        --          $ 7,875      $20,100      $    6,300(8)  $  244,275
   President of Electrical
   Components Business
   Unit (4)

(1)  Mr. Herrick's employment terminated January 19, 2007.

(2) Mr. Bonsall became an executive officer March 29, 2006 as President of our Engine and Power Train Business Unit. He became President and Chief Operating Officer (and acting principal executive officer) January 19, 2007. He ceased serving as President of our Engine and Power Train Business Unit on March 1, 2007.

(3) Mr. Stolzenberg became an executive officer January 1, 2006. He resigned effective March 6, 2007.

(4)  Mr. Pratt became an executive officer January 1, 2006.

(5) Salary includes any amounts deferred at the officer's election and contributed on his behalf to our Retirement Savings Plan (a 401(k) plan).

(6) Non-equity incentive plan compensation consists of cash awards under Management Incentive Plan.

(7)  Bonus paid in 2006 for 2005 services and not reported in last year's table.

(8)  Matching contribution to the Retirement Savings Plan.

(9) Mr. Bonsall is not a Tecumseh Products Company employee. AP Services, LLC, an affiliate of AlixPartners, LLP, provides his services to us under contract. The amount shown is the amount we accrued in 2006 for fees to AP Services, LLC for Mr. Bonsall's services.

(10) Reimbursement for relocation expenses.

     The material assumptions we used in computing the changes in pension value shown in the Summary Compensation Table are listed after the Pension Benefits Table below.

MANAGEMENT INCENTIVE PLAN

     Under the Management Incentive Plan as implemented for 2006, our executive officers (other than Mr. Bonsall, who is not a company employee) and other plan participants had the opportunity to earn awards valued at up to 80% of their 2006 salaries. Early in 2006, our Governance, Compensation, and Nominating Committee established two sets of criteria for awards that would be made to executive officers and other plan participants in 2007 based on 2006 performance, one for executives in the corporate office group, which included Mr. Herrick and Mr. Nicholson, and another for business unit executives, which included Mr. Stolzenberg and Mr. Pratt.

     Under these criteria, executives in the corporate office group had the opportunity to earn:

     - phantom stock awards valued at up to 20% of salary based on company-wide return on equity, both in absolute terms and in relation to historical performance;

     - phantom stock awards valued at up to 40% of salary based on a basket of four functional metrics (achievement of purchase savings target, improvement in net days of accounts receivable less accounts payable, improvement in total cost of quality, and successful implementation of schedule Oracle go-live sites); and

     - cash awards of up to 20% of salary based on achievement of individual goals and objectives.

     Executives in business units had the opportunity to earn:

     - phantom stock awards valued at up to 5% of salary based on company-wide return on equity in relation to historical performance;

     - phantom stock awards valued at up to 40% of salary based on the business unit's cash return on assets, both in absolute terms and in relation to historical performance, and business plan attainment;

     - cash awards of up to 25% of salary based on reporting unit criteria measuring quality, growth, and a basket of other strategic scorecard metrics (revenue per employee, productivity, days of inventory on hand, and on-time delivery); and

     - cash awards of up to 10% of salary based on achievement of individual goals and objectives.

     Half of any phantom stock units granted under each 2006 award would have vested after three full fiscal years, and the remaining units would have vested after five full fiscal years. Phantom stock units granted under the plan are settled in cash at the end of the vesting period. Except in cases of earlier employment termination due to death, disability, or retirement, or in the event of a "change in control" (as defined in the plan), phantom stock units awarded under the plan are subject to forfeiture if the grantee does not remain with us until the units vest. As cash dividends are paid on Class A shares, additional phantom stock units (also subject to forfeiture), equal in value to the dividends paid, are credited to employee accounts under the plan. For purposes of computations under the plan, units are valued at the average of the closing prices for the Class A shares on the first trading day of the month over the eleven months preceding the valuation date.

     Applying the performance criteria established at the beginning of the year to the measures of actual 2006 performance resulted in the cash awards shown in the Summary Compensation Table and no phantom stock awards.

     The table below shows information about the phantom stock units awarded in previous years to executive officers named in the Summary Compensation Table that remained outstanding at the end of 2006.

            OUTSTANDING PHANTOM STOCK AWARDS AT 2006 FISCAL YEAR-END

                             PHANTOM STOCK AWARDS
                      ---------------------------------
                      NUMBER OF UNITS   MARKET VALUE OF
                       THAT HAVE NOT    UNITS THAT HAVE
                         VESTED (1)        NOT VESTED
        NAME                (#)               ($)
        ----          ---------------   ---------------
Todd W. Herrick            234.8             $4,640
James S. Nicholson          69.2             $1,368
James J. Bonsall              --                 --
Eric L. Stolzenberg           --                 --
Ronald E. Pratt               --                 --

(1)  Units will vest on December 31, 2007.

     There were no phantom stock units awarded to executive officers named in the Summary Compensation Table in previous years that vested and were paid out during 2006.

RETIREMENT PLANS

     Our retirement plan, which is a broad-based defined benefit and (since
1985) noncontributory plan, and our supplemental retirement plan (commonly referred to as a SERP), which covers certain executives, provide benefits in the event of normal (i.e., at age 65), early, deferred, or disability retirement. Upon a participant's death, these plans provide a surviving spouse pension and a refund of any pre-1985 employee contributions. Participants are vested after five years of credited service.

     These plans provide retirement benefits to a vested participant in the form of a life-time pension, the amount of which is equal to a percentage of the participant's average base salary over the 60 months immediately before his or her retirement date, multiplied by years of credited service (up to a maximum of 35 years), and reduced in the case of some benefits payable under the supplemental retirement plan by a percentage of Social Security benefits.

     The automatic form of benefit for a married participant is the joint and 50% survivor benefit or the joint and 100% survivor benefit as selected by the participant. However, the participant, with the consent of his or her spouse, may elect to have his benefit paid in the form of an annuity with 120 payments certain. The financial effect of these alternate payment forms on the amount of the participant's monthly benefit payment depends upon the ages of the participant and his or her spouse.

     The automatic payment form for an unmarried participant is the single life annuity. Alternatively, the participant may elect to have his benefit paid in the form of an annuity with 120 payments certain. If the benefit is paid in the form of an annuity with 120 payments certain rather than a single life annuity, the monthly benefit will be reduced.

     Todd W. Herrick is eligible for an early retirement benefit under the plan. Any participant who has reached age 55 with 10 years of service is eligible for an early retirement benefit. Mr. Herrick's early retirement benefit is equal to his benefit at age 65, unreduced for early commencement..

     The table below shows benefit information under the plans for each executive officer named in the Summary Compensation Table. Mr. Bonsall is not an employee and does not participate in the plans.

                           2006 PENSION BENEFITS TABLE

                                                         PRESENT VALUE     PAYMENTS
                                      NUMBER OF YEARS   OF ACCUMULATED   DURING LAST
                                     CREDITED SERVICE       BENEFIT      FISCAL YEAR
        NAME            PLAN NAME           (#)               ($)            ($)
        ----          ------------   ----------------   --------------   -----------
Todd W. Herrick       Pension Plan         42.6           $  978,916          --
                      SERP                 42.6           $1,267,389          --
James S. Nicholson    Pension Plan          4.9           $   47,573          --
                      SERP                  4.9           $    4,971          --
James J. Bonsall      Pension Plan           --                   --          --
                      SERP                   --                   --          --
Eric L. Stolzenberg   Pension Plan          1.1           $   18,563          --
                      SERP                  1.1                   --          --
Ronald E. Pratt       Pension Plan          2.2           $   40,344          --
                      SERP                  2.2                   --          --

     The material assumptions we used in computing the present values of pension benefits shown in the table above and the changes in pension value shown in the Summary Compensation Table were:

     -    Pre-retirement Assumptions

          -    FAS 87 Discount Rate: 5.71% for 2006, 5.50% for 2005

          -    Turnover: None

     -    Post-retirement Assumptions

          -    Interest Rate: 5.71% for 2006, 5.50% for 2005

          -    Mortality Table: RP-2000 Combined Healthy Participant Table

     We intend to terminate the defined benefit plan as of April 30, 2007 and to replace it with a new defined benefit plan with a new benefit formula. The proposed new plan will provide a retirement benefit in the form of a lifetime pension, the amount of which will be equal to the lump sum value of 10.5% of the participant's average base salary over the 60 months immediately before his or her retirement date, multiplied by years of credited service (up to a maximum of 35 years), actuarially adjusted to an equivalent annuity payable at age 65. A second part of the retirement benefit under the proposed new plan will provide a continuation of the old benefit formula based on pay increases after termination of the old plan.

CHANGE IN CONTROL AGREEMENTS

     We have entered into change in control agreements with some of our executives, including all current executive officers named in the Summary Compensation Table other than Mr. Bonsall. All of the agreements are substantially identical. Among other things, each provides that if we terminate the executive's employment, except for cause, within six months before or one year after a "change in control" (as defined), or if the executive resigns within one year after a change in control following any of specified adverse changes in the terms of his employment, he will be entitled to benefits that include:

     - a cash payment equal to one year's salary plus the average of his last three years' bonus;

     - one year of medical insurance coverage and, if this coverage is taxable to the employee, a cash payment equal to the employee's corresponding federal income tax obligation;

     -    reimbursement for outplacement services up to $50,000; and

     - credit for one additional year of service under our defined benefit pension plan or, if the credit is not permitted under the terms of the plan, a cash payment in an amount actuarially equivalent to the credit.

     Each agreement also provides that the executive's outstanding phantom share awards under our Management Incentive Plan will become vested and payable following a change in control in accordance with the change in control terms of that plan notwithstanding the somewhat different definition of "change in control" in the change in control agreements.

     Each agreement has a three-year term and will renew automatically for successive three-year terms unless we give the executive notice of non-renewal at least one year before the scheduled expiration date.

     The table below shows the estimated amounts of benefits each executive officer named in the Summary Compensation Table would have received if a change in control had occurred on December 31, 2006.

                      2006 CHANGE IN CONTROL BENEFITS TABLE

                                      COST OF ONE                    VALUE OF ONE     PAYMENT
                                        YEAR OF                      YEAR CREDIT        FOR
                                        MEDICAL      OUTPLACEMENT   UNDER PENSION     PHANTOM
        NAME          CASH PAYMENT   INSURANCE (1)     SERVICES        PLAN (2)     SHARE UNITS     TOTAL
        ----          ------------   -------------   ------------   -------------   -----------   --------
Todd W. Herrick         $579,018         $8,208         $50,000        $64,180         $4,640     $706,046
James S. Nicholson      $281,121         $8,208         $50,000        $12,402         $1,368     $353,099
James J. Bonsall              --             --              --             --             --           --
Eric L. Stolzenberg     $280,000         $8,208         $50,000        $16,875             --     $355,083
Ronald E. Pratt         $210,000         $8,208         $50,000        $18,338             --     $286,546

(1) Medical insurance coverage would not have been taxable to employees so no tax gross-up would have been payable.

(2) For Mr. Herrick, consists $27,969 value of credit under qualified pension plan plus $36,211 value of credit under SERP. For Mr. Nicholson, consists of $9,908 value of credit under qualified pension plan plus $2,494 value of credit under SERP. Messrs. Stolzenberg and Pratt do not participate in the SERP.

CONTINGENT SEVERANCE AGREEMENT WITH MR. NICHOLSON

     We have an agreement with James S. Nicholson under which he would be entitled to one year's continuation of salary and benefits if his employment is terminated, contingent upon his executing a release. Mr. Nicholson would not be entitled to benefits under the agreement in some circumstances, including if he resigns, if we sell our compressor business and he is offered employment by the buyer, if he becomes entitled to receive benefits under another agreement triggered by a change in control of the company, if his employment is terminated for specified causes, or if he dies or becomes disabled. The agreement contains confidentiality and noncompetition provisions.

SEVERANCE AGREEMENT WITH MR. STOLZENBERG

     Mr. Stolzenberg resigned from his position as President of our Compressor Business Unit effective March 6, 2007. Under the severance agreement, waiver, and release we signed with him, we have agreed to continue his salary and other benefits in effect until June 15, 2007.

SEVERANCE ARRANGEMENTS WITH KENT B. HERRICK UNDER SETTLEMENT AGREEMENT

     For information about our severance arrangements with Kent B. Herrick, see "Proposal 1: Election of Directors--Settlement and Release Agreement with Todd
W. Herrick and Related Entities."

NO OTHER SEVERANCE AGREEMENTS

     Except for the pension benefits, change in control agreements, and severance agreement described above, we do not have any contracts, agreements, plans, or arrangements providing for payments to executive officers on retirement, resignation, or other termination of their employment.

AGREEMENTS WITH ALIXPARTNERS AND AP SERVICES

     We had a contract with AlixPartners, LLP (formerly known as AlixPartners, LLC) under which it provided financial and operational consulting services during 2006 to improve the operating performance of our Engine and Power Train Group. AlixPartners' work under that contract was completed in 2006. We also have a contract with AP Services, LLC, an affiliate of AlixPartners, under which its personnel provided during 2006 and are continuing to provide interim management services, including the services of James Bonsall, who serves as President of our Engine and Power Train Business Unit and since January 19, 2007 has served as our President and Chief Operating Officer. For 2006, we paid AlixPartners and AP Services a total of approximately $21.1 million under those contracts, including $1,760,540 for Mr. Bonsall's services. We expect to make substantial payments to AP Services for interim management services provided during 2007 by its personnel, including Mr. Bonsall. The total amount we pay for 2007 will depend on how quickly we are able to replace the interim personnel provided by AP Services with new permanent employees, if any, and the extent to which we continue to use the services of AP Services personnel after our new CEO is appointed. Albert A. Koch, a director, is a Managing Director of and partner in AlixPartners, LLP.

DIRECTOR COMPENSATION

     Cash Compensation

     We do not pay employees any separate compensation for serving as directors. We pay all other directors a monthly retainer ($2,800 for the Chair of our Audit Committee, $2,700 for the Chair of our Governance, Compensation, and Nominating Committee, and $2,500 for all others), a $1,500 fee for each board meeting attended, and a $1,200 fee ($1,400 for committee chairs) for each committee meeting attended. We also reimburse our directors for travel expenses.

     Phantom Share Awards

     Our non-employee directors are eligible for phantom share awards under our Director Retention Phantom Share Plan, which is administered by the Governance, Compensation, and Nominating Committee. Under the plan, each non-employee director receives an annual award denominated in phantom Class A shares. The minimum award is $5,000, and the maximum is 100% of the director's annual retainer fee. The Board of Directors makes the awards at its organizational meeting following each annual meeting of shareholders on the basis of our actual return on equity for the preceding year as compared to a target established by the committee for that year. We credit awards to directors' accounts, together with deemed dividends on the phantom shares in the accounts. Subject to some limitations, the plan provides that one-half of each award will be paid out three years after grant and the other half five years after grant, except that if a director leaves the board, or if there is a "change in control" of Tecumseh Products Company, we will pay the director cash in an amount equal to the fair market value of the phantom shares in his or her account at that time. We compute all dollar amounts using the average of the high and low sales prices of our Class A shares on the Nasdaq Stock Market on the date of computation.

     In 2006, based on our return on equity for 2005, each non-employee director received the minimum $5,000 phantom share award, and in 2007, based on our return on equity for 2006, each will again receive only the $5,000 minimum award.

     Deferred Compensation Plan

     Our non-employee directors can elect to defer receipt of a portion of their retainers and meeting fees under our Outside Directors' Voluntary Deferred Compensation Plan. The plan provides that deferred amounts are to be recorded in bookkeeping accounts we maintain and that the amount in each account will be adjusted from time to time to reflect the results of a hypothetical investment in our Class A shares or based on the current yield of the Dow Jones Corporate Bond Index, as selected by the director. Amounts payable to directors under the plan are general unsecured claims against the company. No director had any balance in an account under the plan at any time during 2006.

     Director Compensation Table

     The table below shows the compensation received by each director who served during 2006 other than Todd W. Herrick, whose compensation for service as a director is fully reflected in the Summary Compensation Table and other executive compensation information provided above.

                        2006 DIRECTOR COMPENSATION TABLE

                          FEES EARNED OR
                         PAID IN CASH (1)   STOCK AWARDS (2)     TOTAL
         NAME                   ($)                ($)            ($)
         ----            ----------------   ----------------   --------
J. Russell Fowler (3)         $27,000          $5,000          $ 32,000
Peter M. Banks                $83,600          $5,000          $ 88,600
Jon E. Barfield (4)           $85,000          $5,000          $ 90,000
David M. Risley               $96,600          $5,000          $101,600
Virginia A. Kamsky (5)        $12,700              --          $ 12,700
Albert A. Koch                $84,300          $5,000          $ 89,300

(1)  Retainer and meeting fees

(2) Phantom share awards under Director Retention Phantom Share Plan, valued at amount recognized for financial statement reporting purposes

(3)  Director until February 2006

(4)  Director until December 2006

(5)  Director until April 2006

                                   APPENDIX C

                            AUDIT AND NON-AUDIT FEES

     The table below shows the fees billed to us by PricewaterhouseCoopers LLP, our Independent Registered Public Accounting Firm for the last two fiscal years. All of the services either were performed under engagements approved by our Audit Committee before we entered into them. The fees included in the Audit category are fees billed for the fiscal years for the audit of our annual consolidated financial statements included in our annual report to shareholders on Form 10-K and review of our consolidated financial statements included in Forms 10-Q and related matters within that category. The fees included in each of the other categories are fees billed in the fiscal years.

                                                  2005         2006
                                               ----------   ----------
Audit fees..................................   $2,881,000   $3,773,000
Audit-related fees..........................       16,000       16,000
Tax fees....................................      148,000       79,000
All other fees..............................        3,000       45,000
                                               ----------   ----------
   Total....................................   $3,048,000   $3,913,000

     Audit fees were for professional services rendered for the audits of our consolidated financial statements, quarterly reviews of the financial statements included in our quarterly reports on Form 10-Q, for auditing our internal controls, and assistance with and review of documents we filed with the SEC.

     Audit-related fees were for foreign pension and other regulatory services.

     Tax fees were for services related to U.S. customs law and foreign tax compliance and consulting services.

     All other fees were for software licensing fees for accounting research software.

     The Audit Committee's current policy requires pre-approval of all audit and non-audit services provided by the Independent Registered Public Accounting Firm before the engagement of the Independent Registered Public Accounting Firm to perform them. Audit, tax, and some types of audit-related and other services may be pre-approved generally, through approval of frameworks of services to be rendered. Services not covered by a general pre-approval require specific pre-approval. The committee may delegate authority to its chairman to pre-approve the engagement of the Independent Registered Public Accounting Firm when the entire committee is unable to do so. The chairman must report all such pre-approvals to the entire committee at the next committee meeting.

                                   APPENDIX D

                            TECUMSEH PRODUCTS COMPANY
                         CORPORATE GOVERNANCE GUIDELINES

     The guidelines are subject to future refinement or changes as the Board may find necessary or advisable for the Company.

GENERAL PHILOSOPHY AND FUNCTIONS

     1. Board Philosophy. The business of Tecumseh Products Company is conducted by its employees and officers, under the direction of the Chief Executive Officer and the oversight of the Board, to enhance the long-term value of the Company for its shareholders. The Board of Directors is elected by the shareholders to oversee management and to assure that the long-term interests of the shareholders are being served. To fulfill its responsibilities and to discharge its duties, the Board of Directors follows the procedures and standards set forth in these guidelines.

     2. Board Functions. In addition to its general oversight of management, the Board also performs a number of specific functions, including:

     - selecting, evaluating, and compensating the CEO and overseeing CEO succession planning;

     - providing counsel and oversight on the selection, evaluation, development, and compensation of senior management;

     - reviewing, monitoring, and, where appropriate, approving fundamental financial and business strategies and major corporate actions;

     - assessing major risks facing the Company--and reviewing options for their mitigation; and

     - ensuring processes are in place for maintaining the integrity of the Company--the integrity of the financial statements, the integrity of compliance with law and ethics, the integrity of relationships with customers and suppliers, and the integrity of relationships with other stakeholders.

     -    Board Composition and Selection

     3. Board Size. The Board believes five to ten members is an appropriate size based on the Company's present circumstances. The Board periodically evaluates whether a larger or smaller slate of directors would be preferable.

     4. Selection of Board Members. All Board members are elected annually by the Company's shareholders, except for Board action to fill vacancies. The Governance, Compensation, and Nominating Committee is responsible for recommending to the Board director candidates for nomination and election. The Governance, Compensation, and Nominating Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Governance, Compensation, and Nominating Committee considers, among other things, the qualifications of individual director candidates in light of the Board membership criteria described below.

     The Governance, Compensation, and Nominating Committee will consider candidates recommended by shareholders. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the attention of the Corporate Secretary of the Company, providing the candidate's name and qualifications for service as a Board member, a document signed by the candidate indicating the candidate's willingness to serve if elected, and evidence of the shareholder's ownership of Company shares. Recommendations received before December 31 will be considered for the following year's annual meeting. The Governance, Compensation, and Nominating Committee will evaluate any candidates recommended by shareholders in the same manner that it evaluates candidates recommended by others.

     5. Board Membership Criteria. The Governance, Compensation, and Nominating Committee works with the Board to determine the appropriate characteristics, skills, and experience for Board members with the objective of having a Board with diverse backgrounds and experience. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of disciplines relevant to the success of a publicly traded company, understanding of the Company's business, and the individual's educational and professional background and personal accomplishment. In determining whether to recommend a director for reelection, the Governance, Compensation, and Nominating Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

     6. Board Composition-Majority of Independent Directors. The Board intends that a substantial majority of its directors will be independent. In determining the independence of a director, the Board will apply the definition of "independent director" in the listing standards for the Nasdaq Stock Market and applicable laws and regulations.

     7. Term Limits. The Board does not believe it should limit the number of terms for which an individual may serve as a director.

     8. Retirement Policy. The Company's Bylaws provide that a director must retire from the Board at the annual meeting following his or her 70th birthday. The Board does not believe that directors should expect to be renominated automatically until they reach the mandatory retirement age. The Governance, Compensation, and Nominating Committee's evaluation process described below will be an important determinant for Board tenure.

     9. Director Who Changes Employment Status. The Company's Bylaws provide that any director who ceases to have the same employment he or she had when elected must submit a resignation from the Board within 60 days and that the Governance, Compensation, and Nominating Committee (excluding that director if he or she is a member of the committee) will decide whether or not to accept it. If the Governance, Compensation, and Nominating Committee does not accept the resignation within 60 days after it is submitted, the resignation is deemed rejected.

     10. Selection of CEO and Chairman; Lead Director. The Board selects the Company's CEO and Chairman in the manner it determines to be in the best interests of the Company's shareholders. The Board does not have a policy as to whether the Chairman should be a non-management director or a member of management. When the Chairman is a member of Company management, the Board generally will designate a non-management director as Lead Director, as provided in the Company's Bylaws, who will be responsible for calling, establishing an agenda for, and moderating executive sessions of independent directors.

     11. Other Boards and Audit Committees. Without specific approval from the Board, no director may serve on more than five public company boards (including the Company's

Board), and no member of the Audit Committee may serve on more than three public company audit committees (including the Company's Audit Committee). In addition, a director who also serves as CEO or in an equivalent position of a public company generally should not serve on more than two public company boards, including the Company's Board, in addition to his or her employer's board. In calculating service on a public company board or audit committee, service on a board or audit committee of a parent and its substantially owned subsidiary counts as service on a single board or audit committee. Any Audit Committee member's service on more than three public company audit committees will be subject to the Board's determination that the member is able to serve effectively on the Company's Audit Committee, and the disclosure of that determination in the Company's annual proxy statement. The Governance, Compensation, and Nominating Committee and the Board will take into account the nature of and time involved in a director's service on other boards in evaluating the suitability of individual directors and making its recommendations to Company shareholders. Service on boards and/or committees of other organizations should be consistent with the Company's conflict of interest policies.

BOARD MEETINGS; ACCESS TO SENIOR MANAGEMENT AND INDEPENDENT ADVISORS

     12. Board Meetings-Frequency. The Board will generally have at least six regularly scheduled meetings per year and hold additional special meetings as necessary. Each director is expected to attend both scheduled and special meetings of the Board and of committees on which he or she serves, except if unusual circumstances make attendance impractical.

     13. Board Meetings-Agenda. The Chairman of the Board will set the agenda for each Board meeting, taking into account suggestions from the Lead Director and other members of the Board. The agenda will be distributed in advance to each director.

     14. Advance Distribution of Materials. All information relevant to matters to be discussed at an upcoming Board meeting should be distributed in writing or electronically to all members in advance whenever feasible and appropriate. Each director is expected to review this information before the meeting to facilitate the efficient use of meeting time. The Board recognizes that certain items to be discussed at Board meetings are of an extremely sensitive nature and that the distribution of materials on these matters before meetings may not be appropriate.

     15. Access to Employees. The Board should have access to Company employees in order to ensure that directors can ask all questions and obtain all information necessary to fulfill their duties. Management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board have a full understanding of matters being considered.

     16. Access to Independent Advisors. The Board and its committees have the right at any time to retain independent outside auditors and financial, legal, or other advisors, and the Company will provide appropriate funding, as determined by the Board or any committee, to compensate those independent outside auditors or advisors, as well as to cover the ordinary administrative expenses incurred by the Board and its committees in carrying out their duties.

     17. Executive Sessions of Non-Management Directors. The non-management directors of the Company will meet regularly in executive session, i.e., with no management directors or management present, at least four times each year. Executive sessions of the independent directors will be called and chaired by the Lead Director if there is a Lead Director.

Executive session discussions may include such topics as the non-management directors determine.

COMMUNICATIONS WITH SHAREHOLDERS

     18. Shareholder Communications to the Board. Shareholders may send communications to the Board of Directors by mailing them to:

          Board of Directors
          c/o General Counsel & Secretary
          100 East Patterson Street
          Tecumseh, Michigan 49286

     The General Counsel & Secretary will review each communication and, after consulting with the Chairman if he thinks it advisable, will forward the communication to the person he deems appropriate to deal with it. He also will provide a copy of each communication to the Lead Director.

     Concerns about questionable accounting or auditing matters or possible violations of the Company's Code of Conduct or Code of Ethics for Financial Managers should be reported using the procedures described in the Ethics Reporting Policy available on the Company's web site.

     19. Attendance at Annual Meeting. Each director is encouraged to attend the Company's annual meeting of shareholders.

PERFORMANCE EVALUATION; SUCCESSION PLANNING

     20. Annual Evaluation of Board Performance by Governance, Compensation, and Nominating Committee. The Governance, Compensation, and Nominating Committee annually reports to the Board of Directors the committee's assessment of the Board's performance. The Committee provides this report after the financial statements for each fiscal year have been completed and at the same time as it presents its review of Board membership needs. The report is discussed with the full Board and addresses the Board's contribution as a whole (rather than criticizing any particular directors), including discussion of specific areas where the committee believes the Board's contribution could be improved.

     21. Succession Planning. As part of the annual officer evaluation process, the Governance, Compensation, and Nominating Committee should work with the CEO to plan for CEO succession, as well as to develop plans for interim succession for the CEO in the event of an unexpected occurrence.

COMPENSATION

     22. Board Compensation Philosophy. The Company believes in establishing a conservative, but market competitive, non-employee director compensation program. Compensation should consist partly of guaranteed elements and partly of elements providing an opportunity to earn additional compensation based on the Company's performance.

     23. Non-Employee Director Stock Ownership. The Company believes non-employee directors should attain meaningful levels of share ownership in the Company. The Company expects each non-employee director to achieve, within the time set forth below, the goal of investing at least $50,000 in the Company's common shares. In the absence of special circumstances, the Company will not nominate a director for reelection if he or she does not comply with this requirement. Both Class A shares and Class B shares count toward fulfillment of the requirement. Phantom shares acquired or awarded under any plan maintained by the Company do not count. Each person who was a director on February 23, 2005 is expected to achieve the $50,000 investment goal no later than February 23, 2010. Each person who becomes a director after February 23, 2005 is expected to achieve the goal within five years after becoming a director.

COMMITTEES

     24. Number and Types of Committees. The Board has four standing committees: the Audit Committee, the Governance, Compensation, and Nominating Committee, the Finance Committee, and the Pension and Investment Committee. The Board may add new committees or remove existing committees as it deems advisable. Each committee performs the duties assigned to it in the Board resolution establishing the committee.

     The duties of the Audit Committee and the Governance, Compensation, and Nominating Committee are described in their charters, which can be viewed on the Company's web site.

     The Finance Committee is responsible for advising the Board of Directors about strategies, plans, policies, and actions related to corporate finance. The Pension and Investment Committee is responsible for the control and management of all pension and retirement plans the Company sponsors.

     25. Composition of Committees; Committee Chairs. The Audit Committee and the Governance, Compensation, and Nominating Committee consist solely of independent directors. The Board is responsible for the appointment of committee members and committee chairs.

     26. Committee Meetings and Agendas. The chair of each committee, working in cooperation with the appropriate members of management, is responsible for setting the agendas for committee meetings. The chair and committee members determine the frequency and length of committee meetings consistent with the Board resolutions establishing each committee.

MISCELLANEOUS

     27. Director Orientation and Continuing Education. The Governance, Compensation, and Nominating Committee is responsible for new-director orientation programs and for director continuing education programs to assist directors in maintaining skills necessary or appropriate for the performance of their responsibilities.

     28. Insurance and Indemnification. The Company will purchase reasonable directors' and officers' liability insurance, as determined by the Board after consulting with management, for the benefit of its directors and management. In addition, directors and management are entitled to indemnification to the fullest extent permitted by Michigan law and the Company's Articles of Incorporation.

     29. Review of Governance Guidelines. The practices memorialized in these guidelines have developed over a period of years. The Board expects to review these guidelines from time to time as appropriate.

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

                           TECUMSEH PRODUCTS COMPANY

      THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE ANNUAL MEETING OF
                       SHAREHOLDERS TO BE HELD MAY 2, 2007

                                      PROXY

By signing on the reverse, I (or, if more than one person signs, we) --

- authorize either of David M. Risley or James S. Nicholson to act as my (or our) proxy at the Annual Meeting of Shareholders of Tecumseh Products Company to be held on Wednesday, May 2, 2007 and at any adjournments of that meeting,

- give each proxy full power to name another person to substitute for him as proxy,

- authorize each proxy to vote any and all shares of Tecumseh Products Company Class B Common Stock, $1.00 par value, registered in my name (or our names) or which for any reason I (or we) may be entitled to vote, and

- direct the proxies to vote as specified on the reverse side and to vote in their discretion on any other matters that may come before the meeting.

                 CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE

(TECUMSEH LOGO)                              2007 ANNUAL MEETING OF SHAREHOLDERS
TECUMSEH PRODUCTS COMPANY                    WEDNESDAY, MAY 2, 2007
                                             Tecumseh Country Club
                                             5200 Milwaukee Road
                                             Tecumseh, MI 49286

                       INSTRUCTIONS FOR VOTING YOUR PROXY

This proxy covers all Class B Shares of Tecumseh Products Company held of record.

                     THERE ARE THREE WAYS TO VOTE YOUR PROXY

           TELEPHONE VOTING                         INTERNET VOTING                        VOTING BY MAIL
           ----------------              ------------------------------------   ------------------------------------
This method of voting is available for   Visit the Internet voting Web site     Simply mark, sign and date your
residents of the U.S. and Canada. On a   at HTTP://PROXY.GEORGESON.COM. Enter   proxy card and return it in the
touch tone telephone, call TOLL FREE     the COMPANY NUMBER AND CONTROL         postage-paid envelope. If you are
1-800-786-5219, 24 hours a day, 7 days   NUMBER shown below and follow the      voting by telephone or the Internet,
a week. You will be asked to enter       instructions on your screen. You       please do not mail your proxy card.
ONLY the CONTROL NUMBER shown below.     will incur only your usual Internet
Have this proxy card ready, then         charges. Available 24 hours a day, 7
follow the prerecorded instructions.     days a week until 5:00 p.m. Eastern
Your vote will be confirmed and cast     Daylight Time on May 1, 2007.
as you directed. Available 24 hours a
day, 7 days a week until 5:00 p.m.
Eastern Daylight Time on May 1, 2007.

                                         COMPANY NUMBER     CONTROL NUMBER

               TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

To elect the following persons to the                     FOR ALL        If you sign and return this proxy, the
Board of Directors of the Corporation    FOR   WITHHOLD    EXCEPT   proxies will vote your shares as specified
to hold office until the next Annual                                above. IF YOU DO NOT SPECIFY HOW TO VOTE, THE
Meeting of Shareholders or until their   [ ]      [ ]       [ ]     PROXIES WILL VOTE YOUR SHARES FOR THE ELECTION
successors are elected and qualified.                               AS DIRECTORS OF ALL NOMINEES LISTED ABOVE AND IN
                                                                    THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY
                                                                    COME BEFORE THE MEETING.

Peter M. Banks, David M. Risley, Albert A. Koch,                                    WE APPRECIATE YOUR PROMPT ACTION
Kevin E. Sheehan, Kent B. Herrick                                               IN SIGNING AND RETURNING THIS PROXY.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, check the "For All Except" box and write that nominee's name in the space provided below.


                                                                         -------------------------------------------
                                                                         Signature


                                                                         -------------------------------------------
                                                                         Signature

                                                                         DATED: ______________________________, 2007

                                                                         NOTE: Please sign exactly as your name(s)
                                                                         appear above. Joint owners should each
                                                                         sign. When signing as attorney, executor,
                                                                         administrator, trustee, or guardian, please
                                                                         give your full title.

   PLEASE PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THIS PROXY CARD USING THE
                               ENCLOSED ENVELOPE.

If you have any questions or need assistance, please contact Georgeson Inc., our
                       Proxy Solicitor at 1-866-541-3550.